Exhibit 10.1

Facility letter no: CM/01/LesakaBridge/2024

30 September 2024

The Directors

Lesaka Technologies Proprietary Limited

6th Floor

President Place
Corner Jan Smuts & Bolton Roads
Rosebank
Attention: Naeem Kola, Group Chief Financial Officer

FACILITY

FIRSTRAND BANK LIMITED (Reg. No. 1929/001225/06) (acting through any of its business units or divisions) ("the Bank"), has pleasure in offering, Lesaka Technologies Proprietary Limited (Reg. No. 2002/031446/07) ("the Borrower") a credit facility ("the Facility") , subject to the terms and conditions set out in this Facility Letter and the, being Version GTC0118S ("the GTC's").

1 FACILITIES

1.1. Short Term Direct

Borrower: Lesaka Technologies Proprietary Limited

Facility Amount: ZAR665,000,000

Utilisation: General Banking Products

Term of Facility: Subject to the fulfilment of the Conditions Precedent and save if an Event of Default or a breach of any of the terms and conditions of this Facility Letter occurs, the date of fulfilment of the Conditions Precedent until 13 December 2024 ("the Final Maturity Date").

2. TERMS AND CONDITIONS APPLICABLE TO THE FACILITY

2.1. The provisions of the GTC's is incorporated herein and shall apply to the Facility and its utilisation.

2.2. Utilisation of the Facility may be also subject to the Borrower being required to conclude further agreement(s) and/or document(s) ("Transaction Annexure/s").

2.3. Any inconsistency between the provisions of this Facility Letter, the GTC's and/or a Transaction Annexure will be resolved by applying the following (descending) order of preference:

2.3.1. a/the Transaction Annexure/s;

2.3.2. this Facility Letter;

2.3.3. the GTC's

CORPORATE AND INVESTMENT BANKING

1 Merchant Place	PO Box 786273	Switchboard	+27 11 282 8000
Cnr Fredman Dr and Rivonia Rd	Sandton 2146	Website	rmb.co.za
Sandton 2196	South Africa

2.4. Words and phrases defined in the GTC's shall bear the same meaning assigned to them when used in this Facility Letter, unless the contrary is indicated.

3. SPECIAL TERMS

3.1. The Facility will be made available for drawdown after fulfilment of the Conditions Precedent (as defined below) for a period of 10 (ten) Business Days ("Availability Period") and will be cancelled if not drawn by the end of the Availability Period.

3.2. The Outstanding Balance shall be repaid in full on the Final Maturity Date.

3.3. Amounts repaid under the Facility will not be available for redraw.

3.4. The granting of the Facility is subject to the fulfilment of the following conditions precedent:

3.4.1. The Borrower to provide the Bank with a pro-forma net leverage calculation (calculated on the same basis as contemplated in the Borrowers existing funding arrangements with the Bank) , taking into account the Facility Amount referred to in clause 1.1 above;

3.4.2. Execution of the Facility Letter and GTC's to the satisfaction of the Bank;

3.4.3. Evidence (in form and substance satisfactory to the Bank) that the Share Purchase Agreement concluded between inter alia the Borrower and Adumo (RF) Proprietary) Limited ("Adumo") has been entered into and has become unconditional in accordance with its terms ("the Adumo SPA");

3.4.4. The Bank to be provided with a signed copy of the agreement in terms whereof Investec Bank Limited undertakes to release all the collateral it holds to secure the facilities granted to or preference shares issued by Adumo and its subsidiaries, upon settlement of such facilities and/or voluntary redemption of such preference shares ("the Release Agreement");

3.4.5. The Bank to be provided with acceptable copies of the Borrower's board and shareholder resolutions providing the necessary constitutional consents (including without limitation as envisaged in section 45 of the Companies Act) as may be required in respect of entering into of this Facility Letter, the Release Agreement and any other agreements referenced in the Release Agreement;

3.4.6. The Borrower to provide the Bank with all documentation required by the Bank in terms of the Financial Intelligence Centre Act no. 38 of 2001 (as amended) to comply with "Know Your Client" requirements; and

3.4.7. The Borrower and the Bank have entered into a fee letter regulating inter alia the fees referred to in clause 4.2.2 below ("the Fee Letter"),

(collectively referred to herein as the "Conditions Precedent").

3.5. The Facility may only be used to make the following payments -

3.5.1. in an amount of up to ZAR232,158,422 to the sellers as set out in the Adumo SPA (which amount constitutes the cash portion of the consideration payable in terms of the SPA ("the Adumo SPA Cash Payment");

3.5.2. in an amount of ZAR7,575,050 to the Bank in terms of the Fee Letter ("the Fee Letter Payment");

3.5.3. in the amount notified by Investec Bank Limited ("IBL") to Adumo and the Borrower in terms of the Release Agreement ( "the Investec Payment");

3.5.4. in an amount of up to ZAR207,232,238 to Crossfin Holdings Proprietary Limited ("Crossfin Holdings") in terms of the share purchase agreement concluded between Crossfin Holdings and the Borrower (such payment the "the Crossfin Holdings Payment" and the agreement the "Crossfin Holdings SPA"); and

3.5.5. in an amount of up to ZAR70,000,000 to cover transaction costs incurred in connection with the acquisition of Adumo.

3.6 The Borrower shall only be entitled to -

3.6.1 make the payments referred to above once the Crossfin Holdings SPA has been executed by the parties thereto and the addendum to the Adumo SPA (each dated on 1 October 2024) have been executed by the Parties thereto;

3.6.2 make the Fee Letter Payment and the Investec Payment by executing irrevocable payment instructions as envisaged in each of the Fee Letter and the Release Agreement (pursuant to which the Bank is irrevocably instructed to make those payments on behalf of the Borrower;

3.6.3 make the Investec Payment once all of the conditions precedent contained in the Release Agreement have been fulfilled or waived; and

3.6.4 make the Crossfin Holdings Payment once Crossfin Holdings holds the shares which will be sold in terms of the Cross Holdings SPA.

4. PRICING AND FEES

4.1. Pricing (including applicable interest rates, commitment fees and other pricing) will be in accordance with the Bank's usual fees in force from time to time, save to the extent that the Bank and the Borrower have agreed otherwise in terms of a written pricing schedule, fee letter or agreement.

4.2. The initial pricing on the Short Term Direct Facility set forth in clause 1.1 will be as set out below, but subject to the Banks annual pricing review:

4.2.1.Interest Rate:  Prime Rate + 1.80%.

Where "Prime Rate" means the interest rate from time to time published by the Bank as being its prime overdraft rate, calculated on a 365 (three hundred and sixty- five) day year irrespective of whether the applicable year is a leap year, as certified by any manager of the Bank, whose appointment and designation need not be proven.

Interest will be levied at the Interest Rate and compounded monthly. Interest shall be calculated on the daily Outstanding Balance, payable monthly in arrears.

4.2.2.Upfront Fee: Payable in terms of the Fee Letter.

Commitment Fee effective date: where a commitment fee is payable on the Facility in accordance with the terms of this Facility Letter or a separate Pricing Letter, such fee is effective and payable from the date the Bank makes the Facility available to the Borrower. This applies equally to any increase, temporary increase or seasonal increase and temporary facility which the Bank may make available.

5. ACCEPTANCE

Although the Bank intends to review the Facility annually, the Bank may conduct the review at any time.

This Facility Letter, if accepted, will be in substitution of and not in addition to all previous Facility Letters provided to the Borrower.

Please acknowledge your agreement to the above by signing the two originals of this Facility Letter and initialling the GTC's and returning one of each to us. You should retain the other duplicate original for yourself.

We thank you for your support and look forward to conducting business with you in future.

Yours faithfully

For and behalf of: FirstRand Bank Limited (acting through its Rand Merchant Bank division).

Wally Laurens	Gerard Jagga
Full name of duly authorised signatory	Full name of duly authorised signatory

Transactor	Sector Head
Capacity / Office	Capacity / Office

/s/ Wally Laurens	/s/ Gerard Jagga

Signature (who warrants his/her authority)	Signature (who warrants his/her authority)

We hereby accept the offer on the terms and conditions set forth in this Facility Letter and the GTC's referred to in 2 above.

Accepted at	Rosebank	this	30th	day of	September	2024

For and on behalf of: Lesaka Technologies Proprietary Limited (Reg. No. 2002/031446/07)

Lincoln Camagu Mali
Full name of duly authorised signatory	Full name of duly authorised signatory

Director
Capacity / Office	Capacity / Office

/s/ Lincoln C. Mali

Signature (who warrants his/her authority)	Signature (who warrants his/her authority)